SUB-ITEM 77E: LEGAL PROCEEDINGS

Since October 2003, Federated
 and related entities
(collectively, "Federated"),
 and various Federated funds
("Funds"), have been named
as defendants in several class
action lawsuits now pending in
the United States District Court
 for the District of Maryland.
The lawsuits
were purportedly filed on
behalf of people who purchased,
 owned and/or redeemed shares
 of Federated-sponsored mutual
 funds during
specified periods beginning
November 1, 1998. The suits
are generally similar in
alleging that Federated
 engaged in illegal and
improper trading practices
including market timing and
late trading in concert with
certain institutional traders,
which allegedly caused
financial injury to the mutual
 fund shareholders. These
lawsuits began to be filed
 shortly after Federated's
 first public announcement
that it had received requests
 for information on shareholder
 trading activities in the Funds
 from the SEC, the Office of the
New York
State Attorney General ("NYAG"),
 and other authorities. In that
 regard, on November 28, 2005,
Federated announced that it had
reached final settlements with
the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and NYAG
 settled
proceedings against three
 Federated subsidiaries involving
 undisclosed market timing
 arrangements and late trading.
The SEC made
findings: that Federated Investment
 Management Company ("FIMC"),
an SEC-registered investment
adviser to various Funds, and
Federated Securities Corp.,
an SEC-registered broker-dealer
 and distributor for the Funds,
 violated provisions of the
Investment Advisers
Act and Investment Company Act
by approving, but not disclosing,
 three market timing arrangements,
 or the associated conflict of
interest between FIMC and the funds
 involved in the arrangements,
either to other fund shareholders
 or to the funds' board; and that
Federated Shareholder Services Company,
 formerly an SEC-registered
 transfer agent, failed to prevent
 a customer and a Federated
employee from late trading in
violation of provisions of the
Investment Company Act. The
NYAG found that such conduct
violated
provisions of New York State law.
 Federated entered into the
settlements without admitting
or denying the regulators' findings.
 As
Federated previously reported
 in 2004, it has already paid
approximately $8.0 million to
certain funds as determined by
an independent
consultant. As part of these
settlements, Federated agreed
 to pay disgorgement and a
civil money penalty in the
 aggregate amount of
an additional $72 million and,
among other things, agreed that
 it would not serve as investment
 adviser to any registered investment
company unless (i) at least 75%
of the fund's directors are
 independent of Federated, (ii)
 the chairman of each such fund is
independent of Federated, (iii)
no action may be taken by the
 fund's board or any committee
thereof unless approved by a
majority of
the independent trustees of
 the fund or committee,
respectively, and (iv) the fund
 appoints a "senior officer" who
 reports to the
independent trustees and is
responsible for monitoring
compliance by the fund with
applicable laws and fiduciary
duties and for
managing the process by which
 management fees charged to a
fund are approved. The
settlements are described
in Federated's
announcement which, along
with previous press releases
and related communications
 on those matters, is available
 in the "About Us"
section of Federated's website
 at FederatedInvestors.com.
Federated entities have also
 been named as defendants in
 several additional lawsuits
that are now pending in the
United States
District Court for the
Western District of Pennsylvania,
 alleging, among other things,
excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein Shapiro
LLP to represent the Funds in
 each of the lawsuits described in
the preceding two paragraphs.
 Federated and the Funds, and
their respective counsel, have
been defending this litigation,
and none of
the Funds remains a defendant
in any of the lawsuits (though
some could potentially receive
any recoveries as nominal defendants).
Additional lawsuits based upon
similar allegations may be filed
 in the future. The potential
impact of these lawsuits, all
of which seek
unquantified damages,
attorneys' fees, and expenses,
and future potential similar
 suits is uncertain. Although
 we do not believe that
these lawsuits will have
a material adverse effect
 on the Funds, there can
be no assurance that these
 suits, ongoing adverse publicity
and/or other developments
resulting from the regulatory
 investigations will not result
 in increased Fund redemptions,
 reduced sales of
Fund shares, or other adverse
consequences for the Funds.